Exhibit 24.1
POWER OF ATTORNEY
WHEREAS, NorthWestern Corporation, a Delaware corporation (herein referred to as the “Company”) is to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, one or more Registration Statements on Form S-3 relating to the issuance and sale of up to 500,000 shares of common stock of the Company under the Company's Dividend Reinvestment and Direct Stock Purchase Plan; and
WHEREAS, each of the undersigned holds the office or offices in the Company set forth opposite his or her name below, respectively.
NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Robert C. Rowe, Brian B. Bird, and Timothy P. Olson, and each of them individually, his or her attorney, with full power to act for him or her and in his or her name, place and stead, to sign his or her name in the capacity or capacities set forth below to the Form S-3 Registration Statements relating to the issuance and sale of 500,000 shares of common stock of the Company under the Company's Dividend Reinvestment and Direct Stock Purchase Plan, and to any and all amendments (including post-effective amendments) to such Registration Statements, and hereby ratifies and confirms all that said attorney may or shall lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 23rd day of July, 2012.

Signature	Title	Date

/s/ E. Linn Draper, Jr.	Chairman of the Board	July 23, 2012
E. Linn Draper, Jr.

/s/ Robert C. Rowe	President, Chief Executive Officer and Director	July 23, 2012
Robert C. Rowe	(Principal Executive Officer)

/s/ Brian B. Bird	Vice President, Chief Financial Officer and	July 23, 2012
Brian B. Bird	Treasurer (Principal Financial Officer)

/s/ Kendall G. Kliewer	Vice President and Controller	July 23, 2012
Kendall G. Kliewer	(Principal Accounting Officer)

/s/ Stephen P. Adik	Director	July 23, 2012
Stephen P. Adik

/s/ Dorothy M. Bradley	Director	July 23, 2012
Dorothy M. Bradley

/s/ Dana J. Dykhouse	Director	July 23, 2012
Dana J. Dykhouse

/s/ Julia L. Johnson	Director	July 23, 2012
Julia L. Johnson

/s/ Philip L. Maslowe	Director	July 23, 2012
Philip L. Maslowe

/s/ D. Louis Peoples	Director	July 23, 2012
D. Louis Peoples